                              CLEMCO, INC.

                          STOCK INCENTIVE PLAN


                                SECTION 1.
                                 PURPOSE

     The purpose of this Plan is to promote the interests of the Company by providing the opportunity to purchase Shares or to receive compensation which is based upon appreciation in the value of Shares to Employees and Key Persons in order to attract and retain Employees and Key Persons by providing an incentive to work to increase the value of Shares and a stake in the future of the Company which corresponds to the stake of each of the Company's shareholders. The Plan provides for the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards and Stock Appreciation Rights to aid the Company in obtaining these goals.

                                SECTION 2.
                                DEFINITIONS

     Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular, and reference to one gender shall include the other gender.

     2.1     BOARD means the Board of Directors of the Company.

     2.2     CODE means the Internal Revenue Code of 1986, as amended.

     2.3     COMMITTEE means the Compensation Committee of the Board.

     2.4 COMMON STOCK means the common stock of the Company, having no par value.

     2.5 COMPANY means Clemco, Inc., a Georgia corporation, and any successor to such organization.

     2.6 EMPLOYEE means an employee of the Company, a Subsidiary or a Parent.

     2.7 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

     2.8 EXERCISE PRICE means the price which shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.

     2.9 FAIR MARKET VALUE means the price at which the Committee, acting in good faith, determines through any reasonable valuation method that a Share might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

     2.10 ISO means an option granted under this Plan to purchase Shares which is intended by the Company to satisfy the requirements of Code Section 422 as an incentive stock option.

     2.11 KEY PERSON means (i) a member of the Board who is not an Employee, (ii) a consultant, distributor or other person who has rendered valuable services to the Company, a Subsidiary or a Parent, (iii) a


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person who has incurred, or is willing to incur, financial risk in the form of guaranteeing or acting as co-obligor with respect to debts or other obligations of the Company, or (iv) a person who has extended credit to the Company. Key Persons are not limited to individuals and, subject to the preceding definition, may include corporations, partnerships, associations and other entities.

     2.12 NON-ISO means an option granted under this Plan to purchase Shares which is not intended by the Company to satisfy the requirements of Code Section 422.

     2.13     OPTION means an ISO or a Non-ISO.

     2.14 PARENT means any corporation which is a parent of the Company (within the meaning of Code Section 424).

     2.15 PARTICIPANT means an individual who receives a Stock Incentive hereunder.

     2.16 PLAN means the Clemco, Inc. Stock Incentive Plan, as amended from time to time.

     2.17     SHARE means a share of the Common Stock of the Company.

     2.18 STOCK INCENTIVE means an ISO, a Non-ISO, a Restricted Stock Award or a Stock Appreciation Right.

     2.19 STOCK INCENTIVE AGREEMENT means an agreement between the Company and a Participant evidencing an award of a Stock Incentive.

     2.20 SUBSIDIARY means any corporation which is a subsidiary of the Company (within the meaning of Code Section 424(f)).

     2.21 SURRENDERED SHARES means the Shares described in Section 8.2 which (in lieu of being purchased) are surrendered for cash or Shares, or for a combination of cash and Shares, in accordance with Section 8.

     2.22 TEN PERCENT SHAREHOLDER means a person who owns (after taking into account the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of either the Company, a Subsidiary or a Parent.

                                   SECTION 3.
                      SHARES SUBJECT TO STOCK INCENTIVES

     The total number of Shares that may be issued pursuant to Stock Incentives under this Plan shall not exceed six hundred seventy thousand (670,000), as adjusted pursuant to Section 11. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to a Stock Incentive which remain after the cancellation, expiration or exchange of such Stock Incentive thereafter shall again become available for use under this Plan, but any Surrendered Shares which remain after the surrender of an ISO or a Non-ISO under Section 8 shall not again become available for use under this Plan.


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                                   SECTION 4.
                                 EFFECTIVE DATE

     The effective date of this Plan shall be the date it is adopted by the Board, provided the shareholders of the Company approve this Plan within twelve (12) months after such effective date. If such effective date comes before such shareholder approval, any Stock Incentives granted under this Plan before the date of such approval automatically shall be granted subject to such approval.

                                   SECTION 5.
                                ADMINISTRATION

     This Plan shall be administered by the Board. The Board, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Board shall have the power to interpret this Plan and, subject to Section 13 to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Board's actions shall be binding on the Company, on each affected Employee or Key Person, and on each other person directly or indirectly affected by such actions.

     The Board may delegate its authority under the Plan, in whole or in part, to a Committee appointed by the Board consisting of not less than two
(2) directors, each of whom does not while a member of the Committee, or has not during the one (1) year prior to serving as a member of the Committee, received equity securities of the Company, Parent or Subsidiary, pursuant to this Plan or any other plan of the Company, Parent or Subsidiary, except as may be permitted under Section 16(b)(3) of the Exchange Act. The Committee (if appointed) shall act according to the policies and procedures set forth in the Plan and to those policies and procedures established by the Board, and the Committee shall have such powers and responsibilities as are set forth by the Board. Reference to the Board in this Plan shall specifically include reference to the Committee where the Board has delegated it authority to the Committee, and any action by the Committee pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee at any time, in whole or in part.

                                   SECTION 6.
                                  ELIGIBILITY

     Except as provided below, only Employees shall be eligible for the grant of Stock Incentives under this Plan, but no Employee shall have the right to be granted a Stock Incentive under this Plan merely as a result of his or her status as an Employee. Key Persons may be eligible, subject to written approval by the Board, for the grant of Stock Incentives under this Plan, but only if the Key Person has provided valuable services to the Company, a Subsidiary or a Parent, and only if the Stock Incentive is not an ISO.

                                   SECTION 7
                           TERMS OF STOCK INCENTIVES

     7.1  TERMS AND CONDITIONS OF ALL STOCK INCENTIVES.

          (a) The Committee, in its absolute discretion, shall grant Stock Incentives under this Plan from time to time and shall have the right to grant new Stock Incentives in exchange for outstanding Stock Incentives. Stock Incentives shall be granted to Employees or Key Persons selected by the Committee, and the Committee shall be under no obligation whatsoever to grant Stock Incentives to all Employees or Key Persons, or to grant all Stock Incentives subject to the same terms and conditions. Each grant of a Stock Incentive shall


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be evidenced by a Stock Incentive Agreement.:

          (b) The number of Shares as to which a Stock Incentive shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 3 as to the total number of shares available for grants under the Plan.

          (c) Each Stock Incentive shall be evidenced by a Stock Incentive Agreement executed by the Company and the Participant, which shall be in such form and contain such terms and conditions as the Committee in its discretion may, subject to the provisions of the Plan, from time to time determine.

          (d) The date a Stock Incentive is granted shall be the date on which the Committee has approved the terms and conditions of the Stock Incentive Agreement and has determined the recipient of the Stock Incentive and the number of Shares covered by the Stock Incentive and has taken all such other action necessary to complete the grant of the Stock Incentive.

     7.2 TERMS AND CONDITIONS OF OPTIONS. Each grant of an Option shall be evidenced by a Stock Incentive Agreement which shall:

          (I)     specify whether the Option is an ISO or Non-ISO; and

          (II) incorporate such other terms and conditions as the Committee, acting in its absolute discretion, deems consistent with the terms of this Plan, including (without limitation) a restriction on the number of Shares subject to the Option which first become exercisable or subject to surrender during any calendar year.

          In determining Employee(s) or Key Person(s) to whom an Option shall be granted and the number of Shares to be covered by such Option, the Committee may take into account the recommendations of the President of the Company and its other officers, the duties of the Employee or Key Person, the present and potential contributions of the Employee or Key Person to the success of the Company, the anticipated number of years of service remaining before the attainment by the Employee of retirement age, and other factors deemed relevant by the Committee, in its sole discretion, in connection with accomplishing the purpose of this Plan. An Employee or Key Person who has been granted an Option to purchase Shares, whether under this Plan or otherwise, may be granted one or more additional Options.

          If the Committee grants an ISO and a Non-ISO to an Employee on the same date, the right of the Employee to exercise or surrender one such Option shall not be conditioned on his or her failure to exercise or surrender the other such Option.

          (a)     EXERCISE PRICE.   Subject to adjustment in accordance with
Section 11 and the other provisions of this Section, the Exercise Price shall be as set forth in the applicable Stock Incentive Agreement. With respect to each grant of an ISO to a Participant who is not a Ten Percent Shareholder, the Exercise Price shall not be less than the Fair Market Value on the date the ISO is granted. With respect to each grant of an ISO to a Participant who is a Ten Percent Shareholder, a Ten Percent Shareholder shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the ISO is granted. If a Stock Incentive is a Non-ISO, the Exercise Price for each Share shall be no less than the minimum price required by applicable state law, or by the Company's governing instrument, or $0.01, whichever price is greater.

     (b) OPTION TERM. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Incentive Agreement, but no Stock Incentive Agreement shall:


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             (i)     make an Option exercisable before the date such Option
is granted; or

             (ii)    make an Option exercisable after the earlier of the:

                     (A)     the date such Option is exercised in full, or

                     (B) the date which is the tenth (10th) anniversary of the date such Option is granted, if such Option is a Non-ISO or an ISO granted to a non-Ten Percent Shareholder, or the date which is the fifth
(5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Shareholder.

          A Stock Incentive Agreement may provide for the exercise of an Option after the employment of an Employee has terminated for any reason whatsoever, including death or disability.

          (c) PAYMENT. Payment for all shares of Stock purchased pursuant to exercise of an Option shall be made in cash or, if the Stock Incentive Agreement provides, by delivery to the Company of a number of Shares which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of Shares the Participant intends to purchase upon exercise of the Option on the date of delivery. In addition, the Stock Incentive Agreement may provide for cashless exercise through a brokerage transaction following registration of the Company's equity securities under Section 12 of the Securities Exchange Act of 1934. Except as provided in subparagraph (f) below, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder.

          Notwithstanding the above, and in the sole discretion of the Committee, an Option may be exercised as to a portion or all (as determined by the Committee) of the number of Shares specified in the Stock Incentive Agreement by delivery to the Company of a promissory note, such promissory note to be executed by the Participant and which shall include, with such other terms and conditions as the Committee shall determine, provisions in a form approved by the Committee under which: (i) the balance of the aggregate purchase price shall be payable in equal installments over such period and shall bear interest at such rate (which shall not be less than the prime bank loan rate as determined by the Committee) as the Committee shall approve, and
(ii) the Participant shall be personally liable for payment of the unpaid principal balance and all accrued but unpaid interest.

          (d) CONDITIONS TO EXERCISE OF AN OPTION. Each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part.

          (e) NONTRANSFERABILITY OF OPTIONS. Except as provided in subparagraph (f) below, an Option shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant, or in the event of the disability of the Participant, by the legal representative of the Participant.

          (f) SPECIAL PROVISIONS FOR CERTAIN SUBSTITUTE OPTIONS. Notwithstanding anything to the contrary in this Section, any Option in substitution for a stock option previously issued by another entity, which


                                      -5-

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substitution occurs in connection with a transaction to which Code Section
424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued stock option being replaced thereby.

     7.3 TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Option or not in connection with an Option. A Stock Appreciation Right shall entitle the Participant to receive
upon exercise or payment the excess of:   (I) the Fair Market Value of a
specified number of Shares at the time of exercise, over (II) a specified price which shall be not less than the Exercise Price for that number of Shares in the case of a Stock Appreciation Right granted in connection with a previously or contemporaneously granted Option, or in the case of any other Stock Appreciation Right not less than one hundred percent (100%) of the Fair Market Value of that number of Shares at the time the Stock Appreciation Right was granted. A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised. The exercise of a Stock Appreciation Right shall result in a pro rata surrender of the related Option to the extent the Stock Appreciation Right has been exercised.

          (a) PAYMENT. Upon exercise or payment of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash or Shares (at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

          (b) CONDITIONS TO EXERCISE. Each Stock Appreciation Right granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised in whole or in part.

          (c) NONTRANSFERABILITY OF STOCK APPRECIATION RIGHT. A Stock Appreciation Right shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant, or in the event of the disability of the Participant, by the legal representative of the Participant.

     7.4 TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS. Shares awarded pursuant to Restricted Stock Awards shall be subject to restrictions for periods determined by the Committee. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the Shares awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the Shares awarded determined at the date of grant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment.


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

                                    SECTION 8.
                               SURRENDER OF OPTIONS

     8.1 GENERAL RULE. The Committee, acting in its absolute discretion, may incorporate a provision in a Stock Incentive Agreement to allow an Employee or Key Person to surrender his or Option in whole or in part in lieu of the exercise in whole or in part of that Option on any date that:

          (a) the Fair Market Value of the Shares subject to such Option exceeds Exercise Price for such Shares, and

          (b) the Option to purchase such Shares is otherwise exercisable.

     8.2 PROCEDURE. The surrender of an Option in whole or in part shall be effected by the delivery of the Stock Incentive Agreement to the Committee, together with a statement signed by the Participant which specifies the number of Shares ("Surrendered Shares") as to which the Participant surrenders his or her Option and how he or she desires payment be made for such Surrendered Shares.

     8.3 PAYMENT. A Participant in exchange for his or her Surrendered Shares shall receive a payment in cash or in Shares, or in a combination of cash and Shares, equal in amount on the date such surrender is effected to the excess of the Fair Market Value of the Surrendered Shares on such date over the Exercise Price for the Surrendered Shares. The Committee, acting in its absolute discretion, can approve or disapprove a Participant's request for payment in whole or in part in cash and can make that payment in cash or in such combination of cash and Shares as the Committee deems appropriate. A request for payment only in Shares shall be approved and made in Shares to the extent payment can be made in whole shares of Shares and (at the Committee's discretion) in cash in lieu of any fractional Shares.

     8.4 RESTRICTIONS. Any Stock Incentive Agreement which incorporates a provision to allow a Participant to surrender his or her Option in whole or in part also shall incorporate such additional restrictions on the exercise or surrender of such Option as the Committee deems necessary to satisfy the conditions to the exemption under Rule 16b-3 (or any successor exemption) to
Section 16(b) of the Exchange Act.

                                   SECTION 9.
                             SECURITIES REGULATION

     Each Stock Incentive Agreement may provide that, upon the receipt of Shares as a result of the surrender or exercise of a Stock Incentive, the Participant shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Stock Incentive Agreement may also provide that, if so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended ("1933 Act"), and any applicable state securities law or, unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares transferred upon the exercise or surrender of a Stock Incentive granted under this Plan may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.


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

                                  SECTION 10.
                                 LIFE OF PLAN

     No Stock Incentive shall be granted under this Plan on or after the earlier of:

     (a) the tenth (10th) anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Stock Incentives have been surrendered or exercised in full or no longer are exercisable, or

     (b) the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the surrender or exercise of Stock Incentives granted under this Plan) been issued or no longer are available for use under this Plan, in which event this Plan also shall terminate on such date.

                                  SECTION 11.
                                  ADJUSTMENT

     The number of Shares reserved under Section 3 of this Plan, and the number of Shares subject to Stock Incentives granted under this Plan, and the Exercise Price of any Options, shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Committee shall have the right to adjust (in a manner which satisfies the requirements of Code Section 424(a)) the number of Shares reserved under Section 3, and the number of Shares subject to Stock Incentives granted under this Plan, and the Exercise Price of any Options in the event of any corporate transaction described in Code Section 424(a) which provides for the substitution or assumption of such Stock Incentives. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Stock Incentives granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Committee shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.

                                  SECTION 12.
                         SALE OR MERGER OF THE COMPANY

     If the Company agrees to sell substantially all of its assets for cash or property, or for a combination of cash and property, or agrees to any merger, consolidation, reorganization, division or other transaction in which Shares are converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of the Stock Incentives granted under this Plan, each Stock Incentive at the direction and discretion of the Committee, or as is otherwise provided in the Stock Incentive Agreements, may be canceled unilaterally by the Company in exchange for the whole Shares (or, subject to satisfying the conditions to the exemption under Rule 16b-3 or any successor exemption to Section 16(b) of the Exchange Act, for the whole Shares and the cash in lieu of a fractional Share) which each Participant otherwise would receive if he or she had the right to surrender or exercise his or her outstanding Stock Incentive in full and he or she exercised that right exclusively for Shares on a date fixed by the Committee which comes before such sale or other corporate transaction.

                                  SECTION 13.
                         AMENDMENT OR TERMINATION

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of the
Company: (a) to increase the number of Shares reserved under Section 3, except as set forth in Section

11, (b) to extend the maximum life of the Plan under Section 10 or the maximum exercise period under Section 7, (c) to decrease the minimum Exercise Price under Section 7, or (d) to change the designation of Employees or Key Persons eligible for Stock Incentives under Section 6. The Board also may suspend the granting of Stock Incentives under this Plan at any time and may terminate this Plan at any time; provided, however, the Company shall not have the right to modify, amend or cancel any Stock Incentive granted before such suspension or termination unless: (I) the Participant consents in writing to such modification, amendment or cancellation, or (II) there is a dissolution or liquidation of the Company or a transaction described in
Section 11 or Section 12.

                                  SECTION 14.
                                 MISCELLANEOUS

     14.1 SHAREHOLDER RIGHTS. No Participant shall have any rights as a shareholder of the Company as a result of the grant of a Stock Incentive to him or to her under this Plan or his or her exercise or surrender of such Stock Incentive pending the actual delivery of Shares subject to such Stock Incentive to such Participant.

     14.2 NO GUARANTEE OF CONTINUED RELATIONSHIP. The grant of a Stock Incentive to a Participant under this Plan shall not constitute a contract of employment and shall not confer on a Participant any rights upon his or her termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Stock Incentive Agreement which evidences his or her Stock Incentive.

     14.3 WITHHOLDING. The exercise or surrender of any Stock Incentive granted under this Plan shall constitute a Participant's full and complete consent to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise or surrender.

     14.4 TRANSFER. The transfer of an Employee between or among the Company, a Subsidiary or a Parent shall not be treated as a termination of his or her employment under this Plan.

     14.5 CONSTRUCTION. This Plan shall be construed under the laws of the State of Georgia.


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

                                    CLEMCO, INC.
                                STOCK INCENTIVE PLAN

                         EXERCISE AND SHAREHOLDER AGREEMENT


     This Exercise and Shareholder Agreement (the "Exercise Agreement") is made this ____________ day of ____________, 199_ by and between Clemco, Inc. (the "Company") and the optionee named below ("Optionee") pursuant to that certain Stock Option Grant described below which was granted to Optionee under the Clemco, Inc. Stock Incentive Plan (the "Plan").

Optionee:                          ______________________________

Social Security Number:            ______________________________

Address:                           ______________________________
                                   ______________________________
                                   ______________________________

Number of Shares Purchased:        ______________________________

Price Per Share                    $_____________________________

Aggregate Purchase Price:          $_____________________________

Date of Stock Option Grant:        ______________________________


     Optionee hereby delivers to the Company the Aggregate Purchase Price in a form permitted in the Option (provided, that payment other than by cash or check is subject to approval by the Board of Directors of the Company (the "Board"), in its sole discretion and in writing) as follows (check as applicable and complete):

  [___] in cash or check in the amount of $ ____________, receipt of which is acknowledged by the Company.

  [___] by delivery of fully-paid, nonassessable and vested Shares of the Common Stock of the Company owned by Optionee for at least six (6) months prior to the date hereof and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current fair market value of $ _______ per Share (as determined by the Board in good faith).

  [___] by hereby instructing the Company to withhold ____________ Shares of Common Stock otherwise issuable pursuant to this exercise of the Option, valued at the current fair market value of $ _______ per Share (as determined by the Board in good faith).

  [___] by the waiver hereby of compensation due or accrued for services rendered in the amount of $ ____________.

  [___] by the execution of a promissory note in favor of the Company in a form acceptable to the Company.

          The Company and Optionee hereby agree as follows:

     1. PURCHASE OF SHARES. On this date and subject to the terms and conditions of this Exercise Agreement and the Plan, Optionee hereby exercises, subject to the contingencies below, the Stock Option Grant between the Company and Optionee dated as of the "Date of Stock Option Grant" set forth above (the "Option") with respect to the "Number of Shares Purchased" set forth above of the Company's Common Stock at the "Aggregate Purchase Price" set forth above (the "Purchase Price") and the "Price per Share" set forth above (the "Purchase Price Per Share"). The term "Shares" refers to the shares of the Company's no par value common stock purchased under this Exercise Agreement and includes all securities received (a) in replacement of the Shares and (b) as a result of stock dividends or stock splits in respect of the Shares. Capitalized terms used in this Exercise Agreement that are not defined herein have the definitions ascribed to them in the Plan and the Option.

     2. REPRESENTATIONS OF PURCHASER. Optionee represents and warrants to the Company that:

          (a) Optionee acknowledges that Optionee has received, read and understood the Plan and the Option and agrees to abide by and be bound by their terms and conditions;

          (b) Optionee is purchasing the Shares for Optionee's own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the "1933 Act");

          (c) Optionee has no present intention of selling or otherwise disposing of all or any portion of the Shares;

          (d) Optionee is fully aware of (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved in the investment of the Shares; and (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Optionee may not be able to sell or dispose of the Shares or use them as collateral for loans); and

          (e) Optionee is capable of evaluating the merits and risks of this investment, has the ability to protect Optionee's own interests in this transaction and is financially capable of bearing a total loss of this investment.

     3. COMPLIANCE WITH SECURITIES LAWS. Optionee understands and acknowledges that the Shares have not been registered under the 1933 Act and that, notwithstanding any other provision of the Option to the contrary, the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the 1933 Act and all applicable state securities laws. Optionee agrees to cooperate with the Company to ensure compliance with such laws.

     4. COMPANY'S RIGHT OF FIRST REFUSAL. Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company shall have an assignable right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 4 (the "Right of First Refusal").

          (a) NOTICE OF PROPOSED TRANSFER. The Holder of the Shares shall deliver to the Company a written notice (the "Notice") stating (i) the Holder's bona fide intention to sell or otherwise transfer such

Shares, (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"), (iii) the number of Shares to be transferred to each Proposed Transferee, and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "Offered Price"); in addition, by providing the Notice, the Holder is deemed to be offering to sell the Shares at the Offered Price to the Company.

          (b)  EXERCISE OF RIGHT OF FIRST REFUSAL.  At any time within thirty
(30) days after receipt of the Notice, the Company or its assignee may, by giving written notice to the Holder, elect to purchase any or all of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with Subsection (c) below.

          (c) PURCHASE PRICE. The purchase price for the Shares purchased under this Section 4 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

          (d) PAYMENT. Payment of the purchase price shall be made, at the option of the Company or its assignee, either (i) in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company or such assignee, or by any combination thereof within thirty
(30) days after receipt of the Notice or (ii) in the manner and at the time(s) set forth in the Notice.

          (e) HOLDER'S RIGHT TO TRANSFER. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee as provided in this Section 4, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 4 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company shall again be offered the Right of First Refusal, before any Shares held by the Holder may be sold or otherwise transferred.

          (f) EXCEPTION FOR CERTAIN FAMILY TRANSFERS. Anything to the contrary contained in this Section 4 notwithstanding, the transfer of any or all of the Shares, during Optionee's lifetime or on Optionee's death by will or intestacy, to Optionee's immediate family or to a trust for the benefit of Optionee or Optionee's immediate family shall be exempt from the provisions of this Section; provided, that as a condition to receiving the Shares, the transferee or other recipient shall agree in writing to receive and hold the Shares so transferred subject to the provisions of this Agreement, and to transfer such Shares no further except in accordance with the terms of this Agreement. As used herein, "immediate family" shall mean the Optionee's spouse, lineal descendant or antecedent, father, mother, brother or sister.

          (g) TERMINATION OF RIGHT OF FIRST REFUSAL. The Right of First Refusal shall terminate as to any Shares ninety (90) days after the first sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (other than a registration statement solely covering an employee benefit plan or corporate reorganization).

     5. COMPANY'S REPURCHASE OPTION. The Company shall have the option to repurchase all or a portion of the Shares on the terms and conditions set forth in this Section 5 (the "Repurchase Option") if Optionee should cease to be employed by the Company for any reason, or no reason, including without limitation Optionee's death, disability, voluntary resignation or termination by the Company with or without cause.

          (a) RIGHT OF TERMINATION UNAFFECTED. Nothing in this Agreement shall be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company to terminate Optionee's employment or association with the Company at any time, for any reason or no reason, with or without cause. For purposes of this Agreement, Optionee shall be considered to be employed by the Company or associated with the Company if Optionee is an officer, director or full-time employee of the Company or any Parent or Subsidiary of the Company or if the Board determines that Optionee is rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company or any Parent or Subsidiary of the Company. The Board shall have discretion to determine whether Optionee has ceased to be employed by or associated with the Company or any Parent or Subsidiary and the effective date on which such employment or association is terminated (the "Termination Date").

          (b) EXERCISE OF REPURCHASE OPTION. At any time within sixty (60) days after the Termination Date, the Company may elect to repurchase any or all of the Shares by giving Optionee written notice of exercise of the Repurchase Option.

          (c)  CALCULATION OF REPURCHASE PRICE.

               (i) In the event Optionee's employment with the Company terminates as a result of (1) the death or disability of Optionee or (2) the termination of Optionee's employment by the Company other than "with cause" (as defined below), the Company or its assignee shall have the option to repurchase from Optionee (or from Optionee's personal representative as the case may be) any or all of the Shares at a price equal to the "fair market value" of such Shares on the Termination Date. For purposes of this Section 5, "fair market value" of the Shares shall be determined in the sole discretion of the Board.

               (ii) In the event Optionee's employment with the Company terminates as result of (1) Optionee's resignation from employment or voluntary termination of association with the Company or (2) termination of Optionee's employment or association by the Company "with cause", the Company or its assignee shall have the option to repurchase from Optionee (or from Optionee's personal representative as the case may be) any or all of the Shares at a price equal to the "book value", as defined below, of such Shares on the Termination Date. For purposes of this Section 5, "with cause" shall mean termination by the Company of Optionee's employment or association with the Company as a result of a material breach by Optionee of his employment agreement or other agreement governing his association with the Company, intentional injury or attempted injury by Optionee to the Company, or breach of fiduciary duty or willful dishonesty by Optionee towards the Company. For purposes of this Section 5, "book value" of the Shares shall be determined in the sole discretion of the Board.

          (d) PAYMENT OF REPURCHASE PRICE. The repurchase price shall be payable, at the option of the Company or its assignee, by (i) check, (ii) by cancellation of all or a portion of any outstanding indebtedness of Optionee to the Company or such assignee, (iii) by delivery of a promissory note of the Company payable in equal annual installments over a four (4) year period from the date of repurchase at per annum interest rate equal to the prime rate as announced by the Company's principal bank as of the Termination Date or, if the Company has no principal bank, that rate announced as of the Termination Date by the Wall Street Journal as the prevailing "prime rate" of interest per annum, or (iv) any combination of the above.

          (e) TERMINATION OF REPURCHASE RIGHTS. The Right of Repurchase shall terminate as to any Shares ninety (90) days after the first sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (other than a registration statement solely covering an employee benefit plan or corporate reorganization).

     6. COMPLIANCE WITH FEDERAL AND STATE SECURITIES LAWS. Optionee understands and acknowledges that, in reliance upon the representations and warranties made by Optionee herein, the Shares have not been registered with the Securities and Exchange Commission ("SEC") under the 1933 Act, but have been issued under an exemption or exemptions from the registration requirements of the 1933 Act which impose certain restrictions on Optionee's ability to transfer the Shares and have not been registered under any Georgia securities laws or the securities laws of any other state. Optionee understands that Optionee may not transfer any Shares unless such Shares are registered under the 1933 Act and the securities laws of Georgia (or the securities laws of any other state, if applicable) or unless, in the opinion of counsel to the Company, an exemption from such registration is available. Optionee understands that only the Company may file a registration statement with the SEC or Georgia (or other applicable states), and that the Company is under no obligation to do so with respect to the Shares. Optionee has also been advised that an exemption from registration may not be available or may not permit Optionee to transfer all or any of the Shares in the amounts or at the times proposed by Optionee.

     7. ESCROW. As security for the faithful performance of this Exercise Agreement, Optionee agrees, immediately upon receipt of the certificate(s) evidencing the Shares, to deliver such certificate(s), to the Secretary of the Company or its designee ("Escrow Holder"), who is hereby appointed to hold such certificate(s) in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Exercise Agreement. Optionee and the Company agree that Escrow Holder shall not be liable to any party to this Exercise Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent relative thereto. The Escrow Holder may rely upon any letter, notice or other document executed by any signature reported to be genuine and may rely upon advice of counsel and obey any order of any court with respect to the transactions contemplated herein. The Shares shall be released from escrow upon termination of both the Right of First Refusal set forth in Section 4 and the Repurchase Option set forth in Section 5; provided, however, that such release shall not affect the rights of the Company with respect to any pledge of Shares to the Company. Optionee hereby irrevocably constitutes and appoints Escrow Holder as Optionee's agent and attorney-in-fact for the purpose of executing and delivering any and all documents necessary to transfer any Shares purchased hereunder to the Company pursuant to the terms of this Exercise Agreement and to record such transfer on the books of the Company, such appointment being made with full power of substitution in the premises.

     8. LEGENDS. Optionee understands and agrees that the certificate(s) representing the Shares will bear legends in substantially the following form:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED ("GEORGIA ACT"), UNDER ANY OTHER STATE SECURITIES LAW, OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("FEDERAL ACT"). THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR TRANSFERRED, NOR WILL ANY ASSIGNEE OR TRANSFEREE THEREOF BE RECOGNIZED BY THE CORPORATION AS HAVING AN INTEREST IN SUCH SHARES, IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES UNDER THE FEDERAL ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED, AND (II) AN EFFECTIVE

          REGISTRATION STATEMENT WITH RESPECT TO THE SHARES UNDER THE GEORGIA ACT AND UNDER ANY OTHER APPLICABLE STATE LAW, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH SHARES WILL BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR TRANSFERRED ONLY IN A TRANSACTION WHICH IS EXEMPT UNDER, OR WHICH IS OTHERWISE IN COMPLIANCE WITH, THE GEORGIA ACT AND ANY OTHER APPLICABLE STATE SECURITIES LAWS.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN EXERCISE AGREEMENT AND EMPLOYEE SHAREHOLDER AGREEMENT DATED THE _____ DAY OF ____________ 19_, A COPY OF WHICH IS ON FILE WITH THE CORPORATION."

     9. STOP-TRANSFER NOTICES. Optionee understands and agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

     10. TAX CONSEQUENCES. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE'S PURCHASE OR DISPOSITION OF THE SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY FINANCIAL, TAX OR OTHER ADVICE. IN PARTICULAR, OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH OPTIONEE'S TAX ADVISORS CONCERNING THE ADVISABILITY OF FILING AN ELECTION WITH THE INTERNAL REVENUE SERVICE UNDER SECTION 83(B) OF THE INTERNAL REVENUE CODE OF 1986, AS IT MAY BE AMENDED FROM TIME TO TIME.

     11. ENTIRE AGREEMENT. The Plan and the Option are incorporated herein by reference. This Exercise Agreement, the Plan and the Option constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and are governed by Georgia law except for that body of law pertaining to conflict of laws.


Submitted by:                                Accepted by:

OPTIONEE:                                    COMPANY:

_____________________________________        CLEMCO, INC.
(Print name of Optionee)


_____________________________________        By: ______________________________
(Signature of Optionee)
                                             Title: ___________________________

Dated: __________________                    Dated: __________________

                                    CLEMCO, INC.

                                STOCK INCENTIVE PLAN
                           STOCK OPTION GRANT CERTIFICATE


  Clemco, Inc., a Georgia corporation (the "Company"), hereby grants to the optionee named below ("Optionee") an option (this "Option") to purchase the total number of shares shown below of Common Stock of the Company (the "Shares") at the exercise price per share set forth below (the "Exercise Price"), subject to all of the terms and conditions on the reverse side of this Stock Option Grant Certificate and the Clemco, Inc. Stock Incentive Plan (the "Plan"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions set forth on the reverse side hereof and the terms and conditions of the Plan are incorporated herein by reference.



In witness whereof, this Stock Option   Shares Subject to Option:         Shares          Optionee hereby acknowledges receipt
Grant Certificate has been executed                                                  of a copy of the Plan, represents that
by the Company by a duly authorized     Exercise Price Per Share:                    Optionee has read and understands the terms
officer as of the date specified                                                     and provisions of the Plan, and accepts this
hereon.                                                                              Option subject to all the terms and conditions
                                        Term of Option:             Ten Years        of the Plan and this Stock Option Grant
CLEMCO, INC.                                                                         Certificate. Optionee acknowledges that there
                                                                                     may be adverse tax consequences upon exercise
                                        Shares subject to issuance under this        of this Option or disposition of the Shares
By: /s/ Thomas J. Clements              Option shall be eligible for exercise        and that Optionee should consult a tax adviser
    -------------------------------     according to the vesting schedule selected   prior to such exercise or disposition.
                                        below and further described in Section 10
Title: President/ CEO                   on the reverse of this Stock Option Grant    ______________________________________________
       ----------------------------     Certificate.                                 Signature of Optionee

Date of Grant:                          [ ] Immediate Vesting [ ] One Year Vesting   John W. Lewis
                                        [ ] Two Year Vesting  [ ] Three Year Vesting ----------------------------------------------
Type of Stock Option                    [x] Four Year Vesting [ ] Five Year Vesting  Print Name of Optionee

     [x]       Incentive

     [ ]       Non-Qualified

     1. EXERCISE PERIOD OF OPTION. Subject to the terms and conditions of this Stock Option Grant Certificate Option and the Plan, and unless otherwise modified by a written modification signed by the Company and Optionee, this Option may be exercised with respect to all of the Shares, but only according to the vesting schedule selected on the reverse of this Stock Option Grant Certificate and as described in Section 10 below, prior to the date which is the last day of the Term set forth on the face hereof following the date of grant (hereinafter "Expiration Date").
     2. RESTRICTIONS ON EXERCISE. This Option may not be exercised, unless such exercise is in compliance with the Securities Act of 1933 and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company's Common Stock may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the Securities and Exchange Commission ("SEC"), any state securities commission or any stock exchange to effect such compliance.
     3. TERMINATION OF OPTION. Except as provided below in this Section, this Option may not be exercised after the date which is thirty (30) days after Optionee ceases to perform services for the Company, or any Parent or Subsidiary. Optionee shall be considered to perform services for the Company, or any Parent or Subsidiary, for all purposes under this Section and Section 10 hereof, if Optionee is an officer or full-time employee of the Company, or any Parent or Subsidiary, or if the Board determines that Optionee is rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company, or any Parent or Subsidiary. The Board shall have discretion to determine whether Optionee has ceased to perform services for the Company, or any Parent or Subsidiary, and the effective date on which such services cease (the "Termination Date"). Notwithstanding anything contained herein to the contrary, if the corporate position of Optionee is, at any time, altered or revised such that Optionee's responsibilities are materially reduced or decreased for any reason, as determined by the Board in its sole discretion, the vesting of Shares under Section 10 shall cease, effective as of the date of such reduction in Optionee's employment responsibilities; provided, however, except as otherwise provided in this Option and the Plan, Optionee shall have the right to exercise this Option with respect to Shares which have vested under Section 10 as of the date of such reduction of Optionee's responsibilities.
          (a) TERMINATION GENERALLY. If Optionee ceases to perform services for the Company, or any Parent or Subsidiary, for any reason, except death or disability (within the meaning of Code Section 22(e)(3)), this Option shall immediately be forfeited, along with any and all rights or subsequent rights attached thereto, thirty (30) days following the Termination Date, but in no event later than the Expiration Date.
          (b) DEATH OR DISABILITY. If Optionee ceases to perform services for the Company, or any Parent or Subsidiary, as a result of the death or disability of Optionee (as determined by the Board in its sole discretion), this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee (or, in the event of Optionee's death, by Optionee's legal representative) within ninety (90) days after the Termination Date, but in no event later than the Expiration Date.
          (c) NO RIGHT TO EMPLOYMENT. Nothing in the Plan or this Stock Option Grant Certificate shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company, or any Parent or Subsidiary, or limit in any way the right of the Company, or any Parent or Subsidiary, to terminate Optionee's employment or other relationship at any time, with or without cause.
     4.   MANNER OF EXERCISE.
          (a) EXERCISE AGREEMENT. This Option shall be exercisable by delivery to the Company of an executed Exercise and Shareholder Agreement ("Exercise Agreement") in the form of the Exercise Agreement delivered to Optionee, if applicable, or in such other form as may be approved or accepted by the Company, which shall set forth Optionee's election to exercise this Option with respect to some or all of the Shares, the number of Shares being purchased, any restrictions imposed on the Shares, and such other representations and agreements as may be required by the Company to comply with applicable securities laws.
          (b) EXERCISE PRICE. Such notice shall be accompanied by full payment of the Exercise Price for the Shares being purchased. Payment for the Shares may be made in U.S. dollars in cash (by check) or, where permitted by law and approved by the Board or Committee in its sole discretion: (i) by cancellation of indebtedness of the Company to Optionee; (ii) by surrender of shares of Common Stock of the Company that have been owned by Optionee for more than six
(6) months (and which have been paid for within the meaning of SEC Rule 144, and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares), or were obtained by Optionee in the open public market, having a Fair Market Value equal to the Exercise Price of the Shares being purchased; (iii) by instructing the Company to withhold Shares otherwise issuable pursuant to the exercise of the Option having a Fair Market Value equal to the Exercise Price of the Shares being purchased (including the witheld Shares); (iv) by waiver of compensation accrued by Optionee for services rendered; (v) by delivery to the Company of a promissory note executed by Optionee which shall include such terms and conditions as the Board shall approve in accordance with the terms and conditions of the Plan; or (vi) a combination of the foregoing as approved by the Board.
          (c) WITHHOLDING TAXES. Prior to the issuance of Shares upon exercise of this Option, Optionee must pay, or make adequate provision for, any applicable federal or state withholding obligations of the Company. Where approved by the Board, Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares exercised.
          (d) ISSUANCE OF SHARES. Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee's legal representative.
     5. NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If this Option is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of: (a) the date two (2) years after the Date of Grant, or (b) the date one (1) year after exercise of the ISO, with respect to the Shares to be sold or disposed, Optionee shall immediately notify the Company in writing of such sale or disposition. Optionee acknowledges and agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from any such early disposition by payment in cash or out of the current wages or earnings payable to Optionee.
     6. NONTRANSFERABILITY OF OPTION. This Option may not be transferred in any manner, other than by will or by the laws of descent and distribution, and may be exercised during Optionee's lifetime only by Optionee. The terms of this Option shall be binding upon the executor, administrators, successors and assigns of Optionee.
     7. TAX CONSEQUENCES. OPTIONEE UNDERSTANDS THAT THE GRANT AND EXERCISE OF THIS OPTION, AND THE SALE OF SHARES OBTAINED THROUGH THE EXERCISE OF THIS OPTION, MAY HAVE TAX IMPLICATIONS THAT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO OPTIONEE. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH, OR WILL CONSULT WITH, HIS OR HER TAX ADVISOR AND OPTIONEE FURTHER ACKNOWLEDGES THAT OPTIONEE IS NOT RELYING OF THE COMPANY FOR ANY FINANCIAL, TAX OR OTHER ADVICE.
     8. INTERPRETATION. Any dispute regarding the interpretation of this Stock Option Grant Certificate shall be submitted by Optionee or the Company to the Board or Committee which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on the Company and Optionee.
     9. ENTIRE AGREEMENT. The Plan and the Exercise Agreement are incorporated herein by this reference. Optionee acknowledges and agrees that the granting of this Option constitutes a full accord, satisfaction and release of all obligations or commitments made to Optionee by the Company or any of its officers, directors, shareholders or affiliates with respect to the issuance of any securities, or rights to acquire securities, of the Company or any of its affiliates. This Stock Option Grant Certificate, the Plan and the Exercise Agreement constitute the entire agreement of the parties hereto, and supersede all prior undertakings and agreements with respect to the subject matter hereof.
     10. VESTING AND EXERCISE OF SHARES. Subject to the terms of the Plan, this Stock Option Grant Certificate and the Exercise Agreement, the issuance of Shares pursuant to the exercise of this Option shall be subject to the vesting restrictions selected on the reverse side of this Stock Option Grant Certificate and defined below. For purposes of this Section, "Continuous Service" means a period of continuous performance of services by Optionee for the Company, a Parent, or a Subsidiary, as determined by the Board.
     Optionee may exercise this Option with respect to the percentage of Shares set forth below only after Optionee has completed the following periods of Continuous Service following the date of grant:
     (a) After twenty-four (24) months of Continuous Service, up to fifty percent (50%) of the Shares;
     (b) After thirty-six (36) months of Continuous Service, up to seventy-five percent (75%) of the Shares; and
     (c) After forty-eight (48) months of Continuous Service, up to one hundred percent (100%) of the Shares.